Rocket Fuel Reports Financial Results for Third Quarter 2015,
Appoints New CEO and Announces Management Changes

Revenue Grew 10% and Non-GAAP Net Revenue Grew 15% Year over Year
Company Reports Positive Adjusted EBITDA in the Third Quarter

REDWOOD CITY, Calif., Nov. 4, 2015 - Rocket Fuel Inc. (NASDAQ: FUEL), a leading programmatic marketing platform provider that uses artificial intelligence (AI) at Big Data scale to optimize marketing ROI for global agencies and enterprise marketers, today reported results for the third quarter ended September 30, 2015. Rocket Fuel posted 10% growth in revenue and 15% growth in non-GAAP net revenue over the third quarter of last year, and positive adjusted EBITDA of $3.4 million.
Management Changes
Rocket Fuel appointed Randy Wootton as the Company's Chief Executive Officer and board member. Mr. Wootton's appointment is further detailed in the press release issued earlier today. Monte Zweben, who served as Interim CEO, remains on Rocket Fuel's Board of Directors and will serve as Executive Chairman of the Board. Dr. George John will resign from the Company and step down from Rocket Fuel's Board of Directors.

The Company also announced the resignation of Chief Financial Officer, David Sankaran, effective November 30, 2015. The Company appointed Cal Hoagland, a partner of FLG Partners, LLC, a leading Silicon Valley chief financial officer services and board advisory firm, as Interim Chief Financial Officer of Rocket Fuel, effective November 30, 2015. Mr. Hoagland has served as CFO and Interim CFO for public and private enterprise software, SaaS and technology companies, and will serve as Interim Chief Financial Officer until such time as the Company completes its search for a permanent Chief Financial Officer.

Financial Highlights for the Third Quarter of 2015
Revenue of $111.8 million increased 10% compared to $102.1 million for the third quarter of 2014. Revenue derived from the delivery of digital advertising to mobile, social, and video channels was $40.2 million in the third quarter, a decrease of 10% from $44.9 million for the third quarter of 2014. Revenue derived from delivery of advertising to the mobile channel was $32 million, an increase of 3% from $31 million in the third quarter of 2014.
Non-GAAP net revenue of $68.2 million increased 15% compared to $59.1 million non-GAAP Net Revenue in the third quarter of 2014. Non-GAAP Net Revenue is calculated by taking revenue and subtracting media costs.
Net loss was $(136.6) million, or $(3.19) per diluted share compared to a net loss of $(22.8) million, or $(0.61) per diluted share in the third quarter of 2014.
Non-GAAP adjusted net loss for the quarter was $(7.0) million, or $(0.16) per diluted share compared to an adjusted net loss of $(6.6) million, or $(0.18) per diluted share, for the third quarter of 2014.
Non-GAAP adjusted EBITDA was $3.4 million compared to $(3.0) million in the third quarter of 2014, and improved $2.0 million sequentially from $1.4 million in the second quarter of 2015.
Cash and cash equivalents were $83.1 million as of September 30, 2015, an increase of $2 million sequentially from June 30, 2015.
Active Customer count was 1,541 during the quarter, up from 1,446 in the third quarter of 2014.
Employee headcount was 962 as of September 30, 2015.

Goodwill Impairment Charge

The company recorded an estimated goodwill impairment charge of $117.5 million during the third quarter. As required under GAAP, the Company conducted a goodwill impairment test when the market value of its shares fell below the carrying value of its net assets. The preliminary results of that test indicate a full impairment of goodwill, resulting in the estimated non-cash charge. The Company will provide additional disclosure on this topic in its forthcoming Form 10-Q.

Financial Outlook for the Fourth Quarter 2015

For the fourth quarter of 2015, the Company expects:
- Non-GAAP net revenue to be in the range of $68 million to $72 million.
- Non-GAAP Adjusted EBITDA in the range of $3 million to $7 million.
Conference Call and Webcast Information
The Rocket Fuel third quarter 2015 teleconference and webcast is scheduled to begin at 2:00 PM Pacific time on Wednesday, November 4, 2015. To participate on the live call, analysts and investors should dial 1-888-542-0999, or outside the U.S. 719-457-1517, at least ten minutes prior to the call. Rocket Fuel will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of its website at http://investor.rocketfuel.com.

Use of Non-GAAP Measures

This press release includes information relating to non-GAAP net revenue, non-GAAP adjusted EBITDA and non-GAAP adjusted net income (loss), which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.

We define non-GAAP net revenue as GAAP revenue less media costs. Media costs consist of costs for advertising impressions we purchase from real-time advertising exchanges or other third parties. A limitation of non-GAAP net revenue is that it is a measure designed for internal purposes that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that have similar business arrangements but present the impact of media costs differently. Our management compensates for this limitation by also considering the comparable GAAP financial measures of revenue, media costs and other cost of revenue.
We define non-GAAP adjusted EBITDA as GAAP net income (loss) before interest expense, other income (expense), net, income tax provision (benefit), depreciation and amortization expense, stock-based compensation expense and related payroll taxes, acquisition and restructuring related expenses, and impairment charges. Non-GAAP adjusted EBITDA has a number of limitations, including the following: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and non-GAAP adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; non-GAAP adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; non-GAAP adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation; non-GAAP adjusted EBITDA does not reflect acquisition and restructuring related expenses, tax and interest expenses that may represent payments reducing the cash available to us; and other companies, including those in our industry, may calculate non-GAAP adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, our management considers non-GAAP adjusted EBITDA alongside other financial performance measures, including cash flow metrics, net income (loss) and our other GAAP results.
We define non-GAAP adjusted net income (loss) as GAAP net income (loss) excluding stock-based compensation expense, amortization of intangible assets, acquisition and restructuring related expenses and the estimated tax impact of the foregoing items, and impairment charges. A limitation of non-GAAP adjusted net income (loss) is that it is a measure that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that define adjusted net loss differently. This measure may also exclude expenses that may have a material impact on Rocket Fuel’s reported financial results. Our management compensates for these limitations by also considering the comparable GAAP financial measure of net income (loss).
For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation from GAAP Revenue to Non-GAAP Net Revenue,” “Reconciliation from GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA” and “Reconciliation from GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)” included in this press release.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP.

Cautions Regarding Forward-Looking Statements

This press release and the webcast of the same date contain “forward-looking statements” regarding future events and our future financial performance, including but not limited to: the expected speed of the CEO transition; expected progress towards positioning the company for future growth; the anticipated positive impact of our sales restructuring activities; expectations regarding our stated strategic priorities and other business initiatives including but not limited to our ability to grow our brand business and channel strategy; our expectations for margins going forward; potential restructuring charges relating to leases; our target DSO; expectations regarding capital and general cash spending and cash balances; the expected financial strength provided by our balance sheet; and expectations for fourth quarter non-GAAP net revenue and non-GAAP adjusted EBITDA. Words such as “expect,” “believe,” “intend,” “plan,” “goal”, “focus” and other similar words are also intended to identify such forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation: our limited operating history, particularly as a relatively new public company; our history of losses; fluctuations in our operating results, including but not limited to fluctuations due to seasonality; risks associated with our growth, including growth outside of the U.S.; failure to achieve expected synergies and efficiencies of operations between Rocket Fuel and [x+1]; failure to adequately address competition from agency trading desks; failure to achieve the expected benefits of our efficiency plan including various cost-cutting measures; and general market, political, economic and business conditions.

Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2015 and in subsequent SEC filings. These forward-looking statements are made as of the date of this press release and the related webcast, and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein or therein to reflect events that occur or circumstances that exist after the date on which the statements were made.

About Rocket Fuel

A leading Programmatic Marketing Platform provider, Rocket Fuel offers brands, agencies, and platform partners managed services, as well as a SaaS-based Data Management Platform (DMP) and Demand Side Platform (DSP), to optimize performance, awareness, and lift across marketing objectives, channels and devices. By applying artificial intelligence at big data scale, Rocket Fuel’s Moment Scoring™ technology performs a real-time calculation of each ad opportunity based on a marketer’s goal to determine the likelihood a consumer will engage in a desired action. Moment Scoring goes beyond 1:1 marketing by learning to predict what marketing actions to take with a campaign at a precise moment in time, which results in a much more efficient use of marketing dollars. Rocket Fuel serves 96 of the Ad Age 100, three of the top five agency holding company trading desks, and partners with some of the world’s leading CRM platforms, marketing platforms and systems integrators. Headquartered in Redwood City, California, Rocket Fuel has more than 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol "FUEL." For more information, please visit http://www.rocketfuel.com or call 1-888-717-8873.

Investor Relations:
(650) 481-6082
ir@rocketfuel.com

Rocket Fuel, the Rocket Fuel logo, Moment Scoring, Advertising That Learns and Marketing That Learns are trademarks or registered trademarks of Rocket Fuel Inc. in the United States and other countries.

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2015	2014
Assets
Current Assets:
Cash and cash equivalents	$83,083	$107,056
Accounts receivable, net	110,660	135,400
Deferred tax assets, net	1,709	1,716
Prepaid expenses	3,499	3,698
Other current assets	1,689	12,531
Total current assets	200,640	260,401
Property, equipment and software, net	87,647	89,441
Restricted cash	2,235	2,915
Intangible assets, net	55,046	69,299
Goodwill	—	115,412
Other assets	1,326	1,797
Total assets	$346,894	$539,265

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$61,414	$76,085
Accrued and other current liabilities	32,484	33,258
Deferred revenue	1,651	593
Current portion of capital leases	7,421	5,482
Revolving credit facility, net	39,720	39,705
Current portion of term loan, net	6,000	6,000
Total current liabilities	148,690	161,123
Term loan - Less current portion, net	19,047	23,335
Capital leases - Less current portion	11,257	12,341
Deferred rent - Less current portion	24,955	26,818
Deferred tax liabilities	2,061	2,068
Other liabilities	1,171	814
Total liabilities	207,181	226,499

Stockholders' Equity:
Common stock	43	42
Additional paid-in capital	446,410	421,630
Accumulated other comprehensive loss	(88)	(120)
Accumulated deficit	(306,652)	(108,786)
Total stockholders' equity	139,713	312,766
Total Liabilities and Stockholders' Equity	$346,894	$539,265

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except loss per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$111,836	$102,098	$336,235	$269,137
Costs and expenses:
Media costs	43,673	43,006	138,389	110,643
Other cost of revenue (1)	20,105	11,946	59,887	28,767
Research and development (1)	11,022	11,200	34,136	26,875
Sales and marketing (1)	41,681	40,421	126,309	103,969
General and administrative (1)	12,328	19,320	44,663	41,795
Impairment of goodwill	117,521	—	117,521	—
Restructuring	—	—	6,471	—
Total costs and expenses	246,330	125,893	527,376	312,049
Operating loss	(134,494)	(23,795)	(191,141)	(42,912)
Interest expense	1,087	1,157	3,472	2,085
Other (income) expense, net	797	1,999	2,309	2,443
Loss before income taxes	$(136,378)	$(26,951)	$(196,922)	$(47,440)
Income tax (benefit) provision	213	(4,120)	942	(3,625)
Net loss	$(136,591)	$(22,831)	$(197,864)	$(43,815)

Basic and diluted net loss per share attributable to common stockholders	$(3.19)	$(0.61)	$(4.67)	$(1.23)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	42,763	37,230	42,350	35,490

(1)	Includes unaudited stock-based compensation expense as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Other cost of revenue	$465	$282	$1,567	$810
Research and development	1,688	1,279	5,769	3,577
Sales and marketing	2,478	2,683	7,634	7,598
General and administrative	1,676	1,685	5,218	4,900
	$6,307	$5,929	$20,188	$16,885

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
OPERATING ACTIVITIES:
Net loss	$(136,591)	$(22,831)	$(197,864)	$(43,815)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Impairment of goodwill	117,521	—	117,521	—
Depreciation and amortization	14,055	5,749	38,078	12,525
Impairment of leasehold improvements	—	—	2,704	—
Stock-based compensation	6,307	5,952	20,188	17,193
Deferred taxes	20	—	—	(3,894)
Excess tax benefit from stock-based activity	—	(16)	—	(179)
Other non-cash adjustments, net	71	189	1,115	422
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	8,771	(1,883)	24,133	(5,062)
Prepaid expenses and other assets	3,574	2,216	9,892	(12,398)
Accounts payable	(2,093)	14,173	(13,631)	13,925
Accrued and other liabilities	(1,671)	(4,180)	(1,489)	(1,475)
Deferred rent	(206)	4,722	684	20,471
Deferred revenue	(280)	(134)	1,058	323
Net cash provided by (used in) operating activities	9,478	3,957	2,389	(1,964)

INVESTING ACTIVITIES:
Purchases of property, equipment and software	(712)	(21,145)	(10,797)	(40,286)
Business acquisition, net	(367)	(97,444)	(367)	(97,444)
Capitalized internal-use software development costs	(3,159)	(1,904)	(9,207)	(5,459)
Change in restricted cash	—	—	636	(2,203)
Net cash used in investing activities	(4,238)	(120,493)	(19,735)	(145,392)

FINANCING ACTIVITIES:
Proceeds from the issuance of common stock in public offering, net of issuance costs	—	273	—	115,403
Proceeds from employee stock plans, net	234	796	3,373	6,467
Excess tax benefit from stock-based activity	—	16	—	179
Tax withholdings related to net share settlements of restricted stock units	(441)	(188)	(974)	(241)
Repayment of capital lease obligations	(1,582)	(129)	(4,337)	(559)
Proceeds from debt facilities, net of debt issuance costs	—	35,000	(242)	35,000
Repayment of debt facilities	(1,500)	(11,133)	(4,500)	(11,133)
Net cash (used in) provided by financing activities	(3,289)	24,635	(6,680)	145,116

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND EQUIVALENTS	67	(7)	53	(1)
CHANGE IN CASH AND CASH EQUIVALENTS	2,018	(91,908)	(23,973)	(2,241)
CASH AND CASH EQUIVALENTS—Beginning of period	81,065	203,540	107,056	113,873
CASH AND CASH EQUIVALENTS—End of period	$83,083	$111,632	$83,083	$111,632

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$380	$(10)	$834	$195
Cash paid for interest	1,009	807	2,930	1,598
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchases of property and equipment recorded in accounts payable and accruals	$1,664	$7,523	$1,664	$7,523
Property, plant and equipment acquired under capital lease obligations	3,330	505	5,116	7,855
Vesting of early exercised options	36	98	133	674
Stock-based compensation capitalized in internal-use software costs	732	421	2,018	1,183
Issuance of common stock in connection with acquisition	—	82,421	—	82,421

Rocket Fuel Inc.
UNAUDITED NON-GAAP MEASURES
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Non-GAAP net revenue	$68,163	$59,092	$197,846	$158,494
Non-GAAP adjusted EBITDA	$3,422	$(2,954)	$(8,810)	$(3,810)
Non-GAAP adjusted net income (loss)	$(6,957)	$(6,591)	$(39,233)	$(16,519)
Non-GAAP adjusted diluted net income (loss) per share	$(0.16)	$(0.18)	$(0.93)	$(0.47)

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP REVENUE TO NON-GAAP NET REVENUE
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$111,836	$102,098	$336,235	$269,137
Less: Media costs	43,673	43,006	138,389	110,643
Non-GAAP net revenue	$68,163	$59,092	$197,846	$158,494

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net loss	$(136,591)	$(22,831)	$(197,864)	$(43,815)
Adjustments:
Interest expense	1,087	1,157	3,472	2,085
Income tax (benefit) provision	213	(4,120)	942	(3,625)
Depreciation and amortization expense	14,055	5,749	38,078	12,525
Stock-based compensation expense	6,307	5,929	20,188	16,885
Other (income) expense, net	797	1,999	2,309	2,443
Acquisition expense	—	9,136	—	9,236
Restructuring expense	—	—	6,471	—
Payroll tax expense related to stock-based compensation	33	27	73	456
Impairment of goodwill	117,521	—	117,521	—
Total adjustments	140,013	19,877	189,054	40,005
Non-GAAP adjusted EBITDA	$3,422	$(2,954)	$(8,810)	$(3,810)

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net loss	$(136,591)	$(22,831)	$(197,864)	$(43,815)
Stock-based compensation expense	6,307	5,929	20,188	16,885
Amortization of intangible assets	5,799	1,175	14,253	1,175
Acquisition expense	—	9,136	—	9,236
Restructuring expense	—	—	6,471	—
Tax impact of the above items	7	—	198	—
Impairment of goodwill	117,521	—	117,521	—
Non-GAAP adjusted net income (loss)	$(6,957)	$(6,591)	$(39,233)	$(16,519)

Basic and diluted net loss per share attributable to common stockholders	$(3.19)	$(0.61)	$(4.67)	$(1.23)

Non-GAAP adjusted net income (loss) per diluted share	$(0.16)	$(0.18)	$(0.93)	$(0.47)

Weighted average shares used in computing non-GAAP adjusted net income (loss) per diluted share	42,763	37,230	42,350	35,490